Exhibit 99.2

Workhorse Group Announces Pricing of Public Offering of Common Stock

CINCINNATI, OH—1/27/2017 Workhorse Group Inc. (NASDAQ: WKHS), today announced the pricing of its underwritten public offering of 6,500,000 shares of its common stock, offered at a price to the public of $3.00 per share. Workhorse expects the gross proceeds from this offering to be $19.5 million, before deducting the underwriting discount and other estimated offering expenses payable by Workhorse. Workhorse has granted the underwriters a 30-day option to purchase at the public offering price up to an aggregate of 975,000,000 additional shares of common stock to cover over-allotments, if any. The offering is expected to close on or about February 1, 2017, subject to customary closing conditions. Workhorse anticipates using the net proceeds from the proposed offering for working capital and general corporate purposes, including certain capital expenditures and research and development.

Oppenheimer & Co. Inc. and Cowen and Company, LLC are acting as the joint book-running managers for the offering.

The shares described above will be issued pursuant to a registration statement previously filed with and subsequently declared effective by the Securities and Exchange Commission ("SEC") on December 23, 2016. A preliminary prospectus supplement relating to the offering has been filed with the SEC and a final prospectus supplement relating to the offering will be filed with the SEC and will be available on the SEC's website at http://www.sec.gov. When available, electronic copies of the final prospectus supplement and accompanying base prospectus may also be obtained from Oppenheimer & Co. Inc., 85 Broad Street, 26th Floor, New York, NY 10004, Attn: Syndicate Prospectus Department, by calling (212) 667-8563, or by email to EquityProspectus@opco.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction..

About Workhorse Group Inc.

Workhorse Group, Inc. (NASDAQ: WKHS), is a U.S. – based original equipment manufacturer of medium duty EPA-approved battery-electric delivery vehicles and fully integrated truck-launched, FAA compliant unmanned aerial systems (UAS) delivery drones. Workhorse trucks have historically been sold to the largest fleets in the USA and Canada for last-mile delivery and related uses.

For additional information visit www.workhorse.com

Forward Looking Statement

This press release includes forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “feel,” “believes,” expects,” “estimates,” “projects,” “intends,” “should,” “is to be,” or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein. Factors that could cause actual results to differ materially include, but are not limited to: our limited operations and need to expand in the near future to fulfill product orders; risks associated with obtaining orders and executing upon such orders, the ability to protect our intellectual property; the potential lack of market acceptance of our products; potential competition; our inability to retain key members of our management team; our inability to raise additional capital to fund our operations and business plan; our inability to maintain our listing of our securities on the Nasdaq Capital Market; our ability to continue as a going concern; our liquidity and other risks and uncertainties and other factors discussed from time to time in our filings with the Securities and Exchange Commission (“SEC”), including our annual report on Form 10-K filed with the SEC. Workhorse expressly disclaims any obligation to publicly update any forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Mike Dektas

Workhorse Group Inc.

513-266-3590

Mike.Dektas@workhorse.com